Exhibit 10.2

Lock-Up Agreement

            , 2010

MDRNA, Inc.

3830 Monte Villa Parkway

Bothell, WA 98021

Ladies and Gentlemen:

The undersigned understands that MDRNA, Inc. (the “MDRNA”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MDRNA, Marseilles Acquisition Corp., a wholly-owned subsidiary of MDRNA (“Merger Sub”), and Cequent Pharmaceuticals, Inc. (“Cequent”), providing for the merger of Merger Sub with and into Cequent, with Cequent surviving as a wholly-owned subsidiary of MDRNA (the “Merger”). In connection with the Merger, MDRNA will issue shares (the “Shares”) of its common stock, par value $0.006 per share (“Common Stock”), to the securityholders of Cequent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

To induce MDRNA to enter into the Merger Agreement, to consummate the Merger and to issue the Shares, the undersigned hereby agrees that, without the prior written consent of MDRNA, it will not, during the period commencing on the date hereof and ending on the earlier of (A) one hundred and eighty (180) days after the effective date of the Merger or (B) thirty (30) days following the closing of an equity financing by MDRNA for the issuance of shares of equity or securities convertible into or exchangeable or exercisable for shares of equity of MDRNA (an “Equity Financing”) which, when added together to all other Equity Financings from and after the date of execution of the Merger Agreement, results in aggregate gross proceeds to MDRNA of at least $10 million (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. For the avoidance of doubt, the term “Shares” shall also include all of the shares of Common Stock issuable by MDRNA upon exercise of options to purchase Common Stock held by the undersigned as of the date hereof or hereafter acquired.

Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of MDRNA in connection with (a) transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (a), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership by the undersigned of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (b) transfer of Shares to a charity or educational institution, (c) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value or (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer of Shares made by the undersigned (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement, (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, or (iii) to the beneficial owners thereof so long as such transfer is on a pro rata basis and such transfer is not for value.

In addition, the undersigned agrees and consents to the entry of stop transfer instructions with MDRNA’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this agreement.

The undersigned shall no longer be subject to any of the foregoing restrictions in this agreement if MDRNA has confirmed in writing to the undersigned that all the former stockholders of Cequent required to enter into similar lock-up arrangements at Closing have not executed similar agreements. Additionally, in the event that either (i) the Closing has not taken place by August 31, 2010 or (ii) the Merger Agreement is terminated, then this agreement shall be of no further force or effect.

In the event a certain percentage of the securities held by the former stockholders of Cequent entering into similar lock-up arrangements at Closing are released from the restrictions set forth in agreements similar to this agreement prior to the end of the Lock-Up Period, the same percentage of the securities held by the undersigned shall be immediately and fully released from any remaining restrictions under this agreement concurrently therewith. In the event that the undersigned is released early pursuant to the terms of this paragraph, MDRNA shall notify the undersigned concurrently with notification to such other released party.

The undersigned understands that MDRNA is relying upon this agreement in entering into and consummating the Merger. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Name:

Address: